UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2020

SONNET BIOTHERAPEUTICS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35570	20-2932652
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Overlook Center, Suite 102

Princeton, New Jersey 08540

(Address of principal executive offices)

Registrant’s telephone number, including area code: (609) 375-2227

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value	SONN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

Issuance of Warrants

As previously announced, on April 1, 2020, Sonnet BioTherapeutics Holdings, Inc., formerly known as Chanticleer Holdings, Inc. (the “Company”), completed its business combination with Sonnet BioTherapeutics, Inc., a New Jersey corporation (“Sonnet Sub”), whereby a subsidiary of the Company merged with and into Sonnet Sub (the “Merger”), the Company changed its name to “Sonnet BioTherapeutics Holdings, Inc.” and the business conducted by the Company became the business conducted by Sonnet Sub. In addition, as previously announced, immediately prior to the Merger, the Company and Sonnet Sub completed a private placement transaction (the “Pre-Merger Financing”) with certain accredited investors (the “Investors”) pursuant to that certain Securities Purchase Agreement (the “Securities Purchase Agreement”) dated February 7, 2020 by and among the Company, Sonnet Sub and the Investors for an aggregate purchase price of approximately $19.0 million (comprised of (I) a $4 million credit from Sonnet Sub and the Company to Chardan Capital Markets, LLC (“Chardan”), in lieu of certain transaction fees otherwise owed to Chardan, and (II) $15 million in cash from the other Investors (the “Purchase Price”).

Pursuant to the Pre-Merger Financing, (i) Sonnet Sub issued and sold to the Investors shares of Sonnet Sub’s common stock (the “Initial Shares”) which converted pursuant to the exchange ratio in the Merger into an aggregate of approximately 1,076,000 shares (the “Converted Initial Shares”) of the Company’s common stock (“Common Stock”), (ii) Sonnet Sub deposited into escrow, for the benefit of the Investors, additional shares of Sonnet Sub’s common stock (the “Additional Shares”) which converted pursuant to the exchange ratio in the Merger into an aggregate of approximately 1,076,000 shares of Common Stock (the “Converted Additional Shares”), which Converted Additional Shares were delivered (or became deliverable) to the Investors on April 16, 2020, and (iii) the Company agreed to issue to each Investor on the tenth trading day following the consummation of the Merger Series A Warrants representing the right to acquire shares of Common Stock equal to 75% of the sum of (a) the Converted Initial Shares purchased by the Investor, (b) the Converted Additional Shares delivered or deliverable to the Investor, without giving effect to any limitation on delivery contained in the Securities Purchase Agreement and (c) the number of shares of Common Stock, if any, underlying the Series B Warrants issued to the Investor (the “Series A Warrants”) and additional Series B warrants to purchase shares of Common Stock (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”).

On April 16, 2020, pursuant to the terms of the Securities Purchase Agreement, the Company issued the Series A Warrants and the Series B Warrants.

Series A Warrants

The Series A Warrants were issued on April 16, 2020 at an initial exercise price of $5.3976 per share, were immediately exercisable upon issuance and have a term of five years from the date of issuance. The Series A Warrants are exercisable for 3,300,066 shares of Common Stock in the aggregate.

The Series A Warrants provide that if the Company issues or sells, enters into a definitive, binding agreement pursuant to which the Company is required to issue or sell or is deemed, pursuant to the provisions of the Series A Warrants, to have issued or sold, any shares of Common Stock for a price per share lower than the exercise price then in effect (a “Dilutive Issuance”), subject to certain limited exceptions, then the exercise price of the Series A Warrants shall be reduced to such lower price per share. In addition, the exercise price and the number of shares of Common Stock issuable upon exercise of the Series A Warrants are subject to adjustment in connection with stock splits, dividends or distributions or other similar transactions. Further, on each Reset Date (as defined below) the Series A Warrants will be adjusted downward (but not increased) such that the exercise price thereof becomes 125% of the Reset Price (as defined below), and the number of shares underlying the Series A Warrants will be increased (but not decreased) to the quotient of (a)(i) the exercise price in effect prior to the Reset (as defined below) multiplied by (ii) the number of shares underlying the Series A Warrants prior to the Reset divided by (b) the exercise price resulting from the Reset.

Pursuant to the Series A Warrants, the Company has agreed not to enter into, allow or be party to certain fundamental transactions, generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, or reclassification of the Common Stock (a “Fundamental Transaction”) until the 45th trading day immediately following the earlier to occur of (x) the date a holder can sell all underlying securities pursuant to Rule 144 without restriction or limitation and without the requirement to be in compliance with Rule 144(c)(1) of the Securities Act and (y) April 20, 2021 (the “Reservation Date”). Thereafter, upon any exercise of a Series A Warrant, the holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of a Fundamental Transaction, at the option of the holder (without regard to any limitation on the exercise of the Series A Warrant), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series A Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of the Series A Warrant). For purposes of any such exercise, the determination of the exercise price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Series A Warrant following such Fundamental Transaction. The Company shall cause any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under the Series A Warrants, upon which the Series A Warrants shall become exercisable for shares of Common Stock, shares of the common stock of the Successor Entity or the consideration that would have been issuable to the holders had they exercised the Series A Warrants prior to such Fundamental Transaction, at the holders’ election.

Additionally, at the request of a holder delivered before the 90th day after the consummation of a Fundamental Transaction, the Company or the successor entity must purchase such holder’s warrant for the value calculated using the Black-Scholes option pricing model as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated.

The Series A Warrants also contain a “cashless exercise” feature that allows the holders to exercise the Series A Warrants without making a cash payment in the event that there is no effective registration statement registering the shares issuable upon exercise of the Series A Warrants. The Series A Warrants are subject to a blocker provision which restricts the exercise of the Series A Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of the Series A Warrants.

If the Company fails to issue to a holder of Series A Warrants the number of shares of Common Stock to which such holder is entitled upon such holder’s exercise of the Series A Warrants, then the Company shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 1.5% of the market value of the undelivered shares determined using a trading price of Common Stock selected by the holder while the failure is continuing and if the holder purchases shares of Common Stock in connection with such failure (“Series A Buy-In Shares”), then the Company must, at the holder’s discretion, reimburse the holder for the cost of such Series A Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series A Buy-In Shares and the market price of such shares, measured at any time of the holder’s choosing while the delivery failure was continuing.

Further, in the event that the Company does not have sufficient authorized shares to deliver in satisfaction of an exercise of a Series A Warrant, then unless the holder elects to void such attempted exercise, the holder may require the Company to pay an amount equal to the product of (i) the number of shares that the Company is unable to deliver and (ii) the highest volume-weighted average price of a share of Common Stock as quoted on Nasdaq during the period beginning on the date of such attempted exercise and ending on the date that the Company makes the applicable payment.

Series B Warrants

The Series B Warrants have an exercise price of $0.0001, were exercisable upon issuance and will expire on the day following the later to occur of (i) the Reservation Date, and (ii) the date on which the Investor’s Series B Warrants have been exercised in full (without giving effect to any limitation on exercise contained therein) and no shares remain issuable thereunder. Upon their issuance on April 16, 2020, the Series B Warrants were exercisable for 2,247,726 shares of Common Stock in the aggregate.

Additionally, every ninth trading day up to and including the 45th trading day (each, a “Reset Date”) following (i) the 15th trading day immediately following the issuance date of the Series B Warrants and (ii) every 15th trading day thereafter (each such date provided in the foregoing clauses (i) and (ii), an “End Reset Measuring Date”) (except if on such date (1) the holder cannot freely sell any Registrable Securities (as defined below) pursuant to a resale registration statement and (2) the holder cannot sell any Registrable Securities without restriction or limitation pursuant to Rule 144, and provided that no date following the occurrence of a Satisfaction Event (as defined below) will be deemed an End Reset Measuring Date, and provided further that no such date will be deemed an End Reset Measuring Date if an End Reset Measuring Date has previously occurred and either (1) if the holder was able to then freely sell any Registrable Securities pursuant to a resale registration statement in accordance with such prior End Reset Measuring Date, such ability continued uninterrupted through and including the applicable date of determination or (2) if the holder was able to freely sell any Registrable Securities without restriction or limitation pursuant to Rule 144 in accordance with such prior End Reset Measuring Date, such ability continued uninterrupted through and including the applicable date of determination) (such 45 trading day period, the “Reset Period” and each such 45th trading day after (i) or (ii), the “End Reset Date”), the number of shares issuable upon exercise of each Investor’s Series B Warrants shall be increased (a “Reset”) to the number (if positive) obtained by subtracting (i) the sum of (a) the number of Converted Initial Shares issued to the Investor and (b) the number of Converted Additional Shares delivered or deliverable to the Investor as of the issuance date of the Series B Warrants, from (ii) the quotient determined by dividing (a) the pro rata portion of the Purchase Price paid by the Investor, by (b) the greater of (x) the arithmetic average of the five lowest dollar volume-weighted average prices of a share of Common Stock on The Nasdaq Stock Market (“Nasdaq”) during the applicable Reset Period immediately preceding the applicable Reset Date to date and (y) provided that the Common Stock is then traded on the Nasdaq Capital Market, a floor price per share (the “Floor Price”) calculated based on a pre-money valuation (of the combined company, assuming for this purpose the pre-money issuance of the Converted Initial Shares and Converted Additional Shares) of $10 million (such number resulting in this clause (b), the “Reset Price”). “Satisfaction Event” means (1) all Registrable Securities are able to be freely sold without any restriction or limitation by the holder at all times during the 45 trading day period beginning on, and including, any End Reset Measuring Date either (a) pursuant to a resale registration statement or (b) pursuant to Rule 144; or (2) the Reservation Date has occurred.

Pursuant to the Series B Warrants, the Company has agreed not to enter into, allow or be party to a Fundamental Transaction until the Reservation Date. Thereafter, upon any exercise of a Series B Warrant, the holder shall have the right to receive, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of a Fundamental Transaction, at the option of the holder (without regard to any limitation on the exercise of the Series B Warrant), the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Series B Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation on the exercise of the Series B Warrant). For purposes of any such exercise, the determination of the exercise price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the exercise price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of the Series B Warrant following such Fundamental Transaction. The Company shall cause any Successor Entity to assume in writing all of the obligations of the Company under the Series B Warrants, upon which the Series B Warrants shall become exercisable for shares of Common Stock, shares of the common stock of the Successor Entity or the consideration that would have been issuable to the holders had they exercised the Series B Warrants prior to such Fundamental Transaction, at the holders’ election.

The Series B Warrants also contain a “cashless exercise” feature that allows the holders to exercise the Series B Warrants without making a cash payment. The Series B Warrants are subject to a blocker provision which restricts the exercise of the Series B Warrants if, as a result of such exercise, the holder, together with its affiliates and any other person whose beneficial ownership of Common Stock would be aggregated with the holder’s for purposes of Section 13(d) of the Exchange Act would beneficially own in excess of 4.99% or 9.99% of the outstanding Common Stock (including the shares of Common Stock issuable upon such exercise), as such percentage ownership is determined in accordance with the terms of the Series B Warrants.

If the Company fails to issue to a holder of Series B Warrants the number of shares of Common Stock to which such holder is entitled upon such holder’s exercise of the Series B Warrants, then the Company shall be obligated to pay the holder on each day while such failure is continuing an amount equal to 1.5% of the market value of the undelivered shares determined using a trading price of Common Stock selected by the holder while the failure is continuing and if the holder purchases shares of Common Stock in connection with such failure (“Series B Buy-In Shares”), then the Company must, at the holder’s discretion, reimburse the holder for the cost of such Series B Buy-In Shares or deliver the owed shares and reimburse the holder for the difference between the price such holder paid for the Series B Buy-In Shares and the market price of such shares, measured at any time of the holder’s choosing while the delivery failure was continuing.

Further, the Series B Warrants provide that, in the event that the Company does not have sufficient authorized shares to deliver in satisfaction of an exercise of a Series B Warrant, then unless the holder elects to void such attempted exercise, the holder may require the Company to pay an amount equal to the product of (i) the number of shares that is unable to deliver and (ii) the highest volume-weighted average price of a share of Common Stock as quoted on Nasdaq during the period beginning on the date of such attempted exercise and ending on the date that the Company makes the applicable payment.

Registration Rights

In connection with the Pre-Merger Financing, the Company entered into a Registration Rights Agreement with the Investors (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company is required to file an initial resale registration statement with respect to shares of Common Stock held by or issuable to the Investors pursuant to the Series A Warrants and Series B Warrants (the “Registrable Securities”), within 15 trading days after the closing of the Pre-Merger Financing, or April 23, 2020. Additionally, the Company is required to file additional resale registration statements with respect to the Registrable Securities within 15 days of each End Reset Date, to the extent that such Registrable Securities are not already registered for resale on a prior registration statement. The Company is required to use its commercially reasonable efforts to maintain the effectiveness of these registration statements until the earlier of (i) the date as of which the Investors may sell all of the Registrable Securities covered by the applicable registration statement(s) without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) or (ii) the date on which the Investors have sold all of the Registrable Securities covered by the applicable registration statement(s).

If the Company fails to file and obtain and maintain effectiveness of the resale registration statements required under the Registration Rights Agreement or fails, subject to limited grace periods, to maintain the effectiveness of the resale registration statements, then the Company shall be obligated to pay to each affected holder of Registrable Securities an amount equal to (i) 2.0% of the aggregate Purchase Price of such Investor’s Registrable Securities whether or not included in such registration statement on each of the day of such failure and (ii) 1.5% of the aggregate Purchase Price of such Investor’s Registrable Securities whether or not included in such registration statement on every thirtieth day thereafter (pro-rated for periods of less than 30 days) until the date such failure is cured, provided that the aggregate of all such payments will not exceed 8.0% of the aggregate Purchase Price for the Investor’s Registrable Securities.

These registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations, including the Company’s right to delay or withdraw a registration statement under certain circumstances. The registration rights granted in the Registration Rights Agreement are subject to customary indemnification and contribution provisions.

The above descriptions of the Series A Warrants and Series B Warrants are not complete, and are qualified in their entirety by reference to the complete text of the form of Series A Warrant and form of Series B Warrant, respectively, which were filed together as exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 7, 2020, and which forms will be filed as separate exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2020.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Company issued the Warrants to the Investors in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration for private placements based in part on the representations made by the Investors, including the representations with respect to each Investor’s status as an “accredited investor,” as such term is defined in Rule 501(a) of the Securities Act, and the Investors’ investment intent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sonnet BioTherapeutics Holdings, Inc.
a Delaware corporation
(Registrant)

Date: April 20, 2020	By:	/s/ Pankaj Mohan, Ph.D.
	Name:	Pankaj Mohan, Ph.D.
	Title:	Chief Executive Officer